Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Exchange of Shares of Common Stock

of

GENZYME CORPORATION

at

$74.00 Net Per Share and

One Contingent Value Right

Pursuant to the Prospectus/Offer to Exchange dated March 7, 2011 by

GC MERGER CORP.

a wholly-owned subsidiary of

SANOFI-AVENTIS

(Not to be used for Signature Guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2011, UNLESS THE EXCHANGE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer (defined below) if (i) certificates representing shares of common stock, $0.01 par value per share (the “Shares”), of Genzyme Corporation, a Massachusetts corporation (“Genzyme”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Exchange Agent”) prior to the expiration of the Exchange Offer. To tender Shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth below and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein. Please see the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

The Exchange Agent for the Exchange Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare Trust Company, N.A.	For Eligible Institutions Only: (617) 360-6810	Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions		c/o Voluntary Corporate Actions
P.O. Box 43011 Providence, RI 02940-3011	For Confirmation Only Telephone: (781) 575-2332	Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS/OFFER TO EXCHANGE) AND CERTIFICATES FOR SHARES TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to GC Merger Corp., a Massachusetts corporation, (“Purchaser”) and wholly-owned subsidiary of sanofi-aventis, a French société anonyme (“Parent”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange, dated March 7, 2011 (the “Offer to Exchange”), and the related Letter of Transmittal (which together with the Prospectus/Offer to Exchange, as each may be amended or supplemented from time to time, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, $0.01 par value per share (the “Shares”), of Genzyme Corporation, a Massachusetts corporation (“Genzyme”), specified below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

Number of Shares:

Certificate No(s) (if available):

☐ Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s):
(Please type or print)

Address(es):

(Include Zip Code)

Area Code and Telephone Number:
(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation of transfer into the Exchange Agent’, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the Shares or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other required documents within three trading days (as described in the Letter of Transmittal for the Exchange Offer) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Genzyme common stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:

Name:

Title:

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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